Exhibit 10.6

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 14, 2024 (the “Effective Date”) by and among (i) Semper Paratus Acquisition Corporation, a Delaware corporation (the “Company”), (ii) SSVK Associates, LLC, a Delaware limited liability company (the “Sponsor”), (iii) Semper Paratus Sponsor LLC, a Delaware limited liability company (the “Original Sponsor”), (iv) each of the undersigned parties listed on Schedule 1-A attached hereto (collectively, the “Company Holders”); (v) each of the parties listed on Schedule 1-B attached hereto (collectively, the “Sponsor Holders”); (vi) Cantor Fitzgerald & Co. (“Cantor”) and (vii) any person or entity who hereafter becomes a party to this Agreement pursuant to Section 3.11 of this Agreement (together with the Sponsor, the Original Sponsor, the Company Holders, the Sponsor Holders, and Cantor, at all times when such parties hold Registrable Securities (as defined below), the “Holders” and each, a “Holder” and may be referred to herein as a “Party” and collectively as the “Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the BCA (as defined below).

RECITALS

WHEREAS, the Company, Merger Sub, and Tevogen Bio Inc, a Delaware corporation (“Tevogen”), have entered into that certain Agreement and Plan of Merger, dated as of June 28, 2023 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “BCA”), pursuant to which Merger Sub is merging with and into Tevogen, with Tevogen as the surviving company;

WHEREAS, on November 3, 2021, the Company entered into a Registration and Shareholder Rights Agreement with the Original Sponsor and Cantor (the “Original RRA”);

WHEREAS, on June 7, 2023, upon the closing of the May 4, 2023 Purchase Agreement between the Company, the Original Sponsor, and the Sponsor, the Sponsor acquired certain shares of capital stock of the Company from the Original Sponsor (the “Transferred Shares”) and assumed certain obligations of the Original Sponsor;

WHEREAS, the Original Sponsor has effectively assigned to the Sponsor its rights and obligations under the Original RRA with respect to the Transferred Shares;

WHEREAS, as a condition to the consummation of the transactions contemplated by the BCA, the Company, Cantor, the Original Sponsor, and the Sponsor desire to amend and restate the Original RRA in the form of this Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to registration rights in accordance with the terms and conditions of this Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Holder” has the meaning set forth in Section 3.11.

“Additional Holder Common Stock” has the meaning set forth in Section 3.11.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Common Stock” means the common stock, par value $0.001 per share of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Holder” has the meaning set forth in the Preamble.

“Confidential Information” means any confidential, non-public information of the Company or its subsidiaries.

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“Demanding Holders” has the meaning set forth in Section 2.1(c).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 2.1(a).

“Form S-3 Shelf” means a Shelf Registration on Form S-3 or any similar short-form registration.

“Holder” has the meaning set forth in the Preamble and includes any holder of Registrable Securities who is or becomes a Party to, or who succeeds to rights under this Agreement pursuant to Section 3.1.

“Holder Information” has the meaning set forth in Section 2.10(b).

“Joinder” has the meaning set forth in Section 3.1(b).

“Lock-Up Period” means the period during which a Holder is prohibited from selling Registrable Securities pursuant to contractual arrangements with the Company.

“Maximum Number of Securities” has the meaning set forth in Section 2.1(e).

“Minimum Takedown Threshold” has the meaning set forth in Section 2.1(c).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Original RRA” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

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“Potential Takedown Participant” has the meaning set forth in Section 2.1(d).

“Private Placement Warrants” means each one warrant of the Company entitling the holder thereof to purchase one share of Common Stock in accordance with terms described in the final prospectus for the Company’s initial public offering with respect to the private warrants of the Company.

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“Registrable Securities” means (i) any Common Stock held by the Holders immediately following the closing of the Business Combination, (ii) the Private Placement Warrants held by the Holders immediately following the closing of the Business Combination and any Common Stock issued or issuable upon the exercise of any such Private Placement Warrants, (iii) any Common Stock issued or issuable upon the exercise of Rollover RSUs held by the Holders immediately following the closing of the Business Combination, and (iv) any Common Stock that may be issued or issuable with respect to any of the foregoing by way of conversion, dividend, stock split, combination, distribution, consolidation, exchange, recapitalization, reclassification, or similar event, in each case held by a Holder; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be issuable or outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, (D) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of them shall not require registration under the Securities Act or (E) such Common Stock is eligible for resale without any volume restrictions pursuant to Rule 144.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” means the expenses of a Registration pursuant to the terms of this Agreement, including the following:

(a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA);

(b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) all printing, messenger, telephone and delivery expenses;

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(d) all fees and disbursements of counsel for the Company;

(e) all fees and disbursements of all independent registered public accountants of the Company incurred in connection with such Registration, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance;

(f) reasonable and documented out-of-pocket fees and expenses of (a) one (1) U.S. legal counsel and (b) local counsel in any other applicable jurisdiction(s), in each case selected by the majority-in-interest of the Demanding Holders; and

(g) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities; and

(h) any other fees and disbursements incident to the Company’s performance of or compliance with this Agreement in connection with such Registration and customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” has the meaning set forth in Section 2.1(d).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” has the meaning set forth in Section 2.1(a).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement.

“Shelf Takedown Request” has the meaning set forth in Section 2.1(d).

“Special Holders” means, together, the Sponsor, the Sponsor Holders, the Original Sponsor, and the Company Holders.

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“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Holders” has the meaning set forth in the Preamble.

“Subsequent Shelf Registration” has the meaning set forth in Section 2.1(b).

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.1(c).

“Warrant Agreement” has the meaning set forth in Section 2.10.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 2.1(f).

1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction.

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation.”

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(e) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

(g) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction.

Article II

REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) Filing. The Company shall file, as promptly as reasonably practicable, but in no event later than sixty (60) days after the Closing Date, a Registration Statement for a Shelf Registration on Form S-1, or any similar long-form registration (the “Form S-1 Shelf,” and, together with any Subsequent Shelf Registration, the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as promptly as reasonably practicable after such filing, but in no event later than sixty (60) days after the initial filing thereof, which shall be extended to one hundred twenty (120) days after the initial filing thereof if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and reasonably requested by, any Special Holder. The Company shall use commercially reasonable efforts to maintain the Shelf in accordance with the terms of this Agreement, and to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf, continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. The Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as promptly as reasonably practicable after the Company is eligible to use Form S-3 or any similar short-form registration.

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(b) Subsequent Shelf Registration. If the Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, the Company shall use its commercially reasonable efforts to cause such Shelf to again become effective under the Securities Act (including by taking action to seek the prompt withdrawal of any order suspending the effectiveness of such Shelf) as promptly as reasonably practicable, and shall use its commercially reasonable efforts to as promptly as reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and reasonably requested by, any Special Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form S-3, or any similar short-form registration to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form that the Company is eligible to use. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder, shall use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as promptly as reasonably practicable after such filing, and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Agreement.

(c) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, Special Holders representing a majority in interest of the Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown” and such Special Holders the “Demanding Holders”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown; provided that each Special Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information and shall not be disclosed to any third party (other than any Affiliate, Representative, limited partner or shareholder of such Special Holder), unless (a) such information becomes known to the public through no fault of such Special Holder or (b) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Authority. The Company shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks) and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of the Demanding Holders of a majority in interest of the Registrable Securities for which an Underwritten Shelf Takedown has been requested, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Special Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. The Special Holders may in the aggregate demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1(c) in any twelve (12) month period, subject to the proviso in the first sentence of this Section 2.1(c). For the avoidance of doubt, Underwritten Shelf Takedowns shall include underwritten block trades.

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(d) Shelf Takedown Participation. Promptly upon receipt of a Shelf Takedown Request (but in no event more than three (3) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Special Holder (each, a “Potential Takedown Participant”), setting forth the number of Registrable Securities covered by the applicable Shelf Takedown Request. The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing (each a “Requesting Holder”). The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Requesting Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on the Requesting Holder; provided that each such Requesting Holder that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of delivery of the Shelf Takedown Notice at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Requesting Holder of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Requesting Holder’s election to participate, as specified in such Requesting Holder’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 2.1(d) shall be determined by the Demanding Holders.

(e) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other Equity Securities that the Company desires to sell and all other Common Stock or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective then-ownership of Registrable Securities of each Demanding Holder and Requesting Holder (if any) that has requested to be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other Equity Securities of other Persons that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

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(f) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by the Company; provided that a Special Holder not so withdrawing may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. If all Demanding Holders of any given Underwritten Shelf Takedown exercise their withdrawal right under this Section 2.1(f) such that no Demanding Holders remain, the Demanding Holders have the option to reimburse the Company for all Registration Expenses, at which point such Underwritten Shelf Takedown shall not be subject to the limitation set forth in Section 2.1(c). Notwithstanding anything to the contrary contained in this Agreement, but except as set forth in the immediately preceding sentence, the Company shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 2.1(f).

2.2 Restrictions on Transfer. In connection with any Underwritten Offering of Equity Securities of the Company, (i) each Holder agrees that it shall not Transfer any Common Stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven (7) calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees to a reduced period (or no such period) or to a restriction on less than all Holders, which shall then apply in lieu of the restrictions on transfer imposed hereby, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect if requested (in each case on substantially the same terms and conditions as all such Holders), and (ii) the Company will cause each of its directors and executive officers to execute a lock-up on terms at least as restrictive as that contemplated by the preceding clause (i) and (iii) the Company will not effect any public offering or distribution of its equity securities or any securities convertible or exchangeable or exercisable for such securities during the period contemplated in clause (i) (other than (a) as part of any such Underwritten Offering, (b) in connection with a registration related to any employee stock option or other benefit plan, (c) pursuant to an exchange offer or offering in connection with a business acquisition or combination pursuant to a Registration Statement on Form S-4 or such other similar form as may be applicable, (d) for an offering of debt that is convertible into equity securities of the Company, (e) for a dividend reinvestment plan, (f) securities issuable upon the conversion, exchange, or exercise of securities that are outstanding and the sale of which is registered as of the date of the Underwritten Offering, or (g) securities issued pursuant to acquisitions, joint ventures, strategic alliances, or other strategic transactions, including without limitation collaborations or arrangements involving research and development or the sale or licensing of intellectual property, approved by a majority of the disinterested directors of the Company, except for a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities), except to the extent the Underwriter managing the offering otherwise agrees to a reduced period (or no such period) or to different exceptions, in which case such period and exceptions shall apply.

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2.3 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which the Company’s Equity Securities are then listed, each as interpreted by the Company with the advice of its counsel, the Company shall use its commercially reasonable efforts (except as set forth in clause (d) below) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

(a) prepare and file with the SEC as promptly as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders of Registrable Securities included in such Registration, and such Special Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or Special Holders of Registrable Securities included in such Registration or the legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;

(d) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed, if any;

(f) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(g) at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(h) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 2.6;

(i) permit Representatives of the Special Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Special Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(j) obtain a “cold comfort” letter, and a bring-down thereof, from the Company’s independent registered public accountants in the event of an Underwritten Offering which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the participating Special Holders;

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(k) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Special Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Special Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Special Holders;

(l) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(m) make available to its security holders, as promptly as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC); and

(n) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by, the Holders, in connection with such Registration, including causing senior management to participate in meetings with Underwriters, attorneys, accountants and potential investors.

2.4 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

2.5 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of the Company pursuant to a Registration Statement under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by (i) the Company in the case of an Underwritten Offering initiated by the Company or (ii) by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 2.1(c) and 2.3(o), the exclusion of a Holder’s Registrable Securities as a result of this Section 2.5 shall not affect the registration of the other Registrable Securities to be included in such Registration.

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2.6 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and the Company hereby covenants to prepare and file such supplement or amendment as promptly as reasonably practicable after giving such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 90 days in any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 2.6.

2.7 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use its reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 2.7.

2.8 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to applicable Law, as interpreted by the Company with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, and the Holders shall cooperate reasonably with, and take such customary actions as may be reasonably be requested by the Company, in connection with the aforementioned Transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

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2.9 Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article II or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any documented legal expenses and any other documented expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, the Company will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify and hold harmless the Company, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

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(c) Any Person entitled to indemnification under this Section 2.9 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.

(d) The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 2.9 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 2.9(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 2.9(a), 2.9(b) and 2.9(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.9(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 2.9(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.9(e) from any Person who was not guilty of such fraudulent misrepresentation.

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2.10 Other Registration Rights. The parties hereby amend and restate the Original RRA, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. Without the prior written consent of the majority in interest of the Special Holders, the Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Holders hereunder. Except with the prior written consent of the majority in interest of the Special Holders, in the event that the Company desires to enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, granting any registration rights the terms of that are more favorable than or senior to the rights granted to the Holders of Registrable Securities hereunder, then (i) the Company shall provide prior written notice thereof to the Holders of Registrable Securities and (ii) upon execution by the Company of such other agreement, the terms and conditions of this Agreement shall be, without any further action by the Holders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other agreement, provided that upon written notice to the Company at any time, any Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such Holder.

2.11 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (a) use its commercially reasonable efforts to make available at all times information necessary to comply with the current public information requirements of Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information requirements, and, if not, the specific reasons for non-compliance.

2.12 Term. Article II shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 2.9 shall survive any such termination with respect to such Holder.

2.13 Holder Information. Each Holder agrees, if requested in writing by the Company, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations under this Agreement, including for purposes of Section 2.11. A Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives the Company a representation in writing of the number of Registrable Securities it holds.

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2.14 Distributions; Direct Ownership.

(a) In the event that the Sponsor distributes all of its Registrable Securities to its members, the members of the Sponsor shall be treated as the Sponsor under this Agreement; provided that each of the members agrees in writing to be bound by the terms of this Agreement; provided, further, that such members of the Sponsor, taken as a whole, shall (i) exercise their rights based on the majority-in-interest of such distributees holding Registrable Securities; and (ii) not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(b) Notwithstanding the foregoing, no distribution for purposes of this Section 2.14 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsor except as expressly permitted under the Lock-Up Agreement.

2.15 Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, this Agreement shall be interpreted, and appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Common Stock as so changed.

Article III

GENERAL PROVISIONS

3.1 Assignment; Successors and Assigns; No Third-Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, and other than assignments in connection with a distribution pursuant to Section 2.14, no Party may assign such Party’s rights and obligations under this Agreement, in whole or in part, without the prior written consent of the Company. Any such assignee may not again assign those rights, other than in accordance with this Article III. Any attempted assignment of rights or obligations in violation of this Article III shall be null and void.

(b) Notwithstanding anything to the contrary contained in this Agreement, prior to the expiration of the Lock-Up Period applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except as expressly permitted under the Lock-up Agreement. Any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction) pursuant to this Section 3.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A (a “Joinder”), whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement. No Transfer of Registrable Securities by a Holder shall be registered on the Company’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

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(c) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Agreement.

(d) Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third-party beneficiary hereto.

3.2 Termination. Article II of this Agreement shall terminate as set forth in Section 2.12. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities; provided that, the provisions of Section 2.9 shall survive any such termination with respect to such Holder.

3.3 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Authorities, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect.

3.4 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with the Exhibit to this Agreement, the BCA, and all other Ancillary Documents, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) No provision of this Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of (i) the Company, and (ii) Holders holding an aggregate of more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders immediately after the Closing; provided that any such amendment, modification or waiver that would be materially disproportionate and adverse in any respect to any Sponsor Holder shall require the prior written consent of Sponsor.

3.5 Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

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3.6 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.6, notices, demands and other communications shall be sent to the addresses indicated below:

if to the Company, to:

Semper Paratus Acquisition Corporation

15 Independence Boulevard, Suite 410

Warren, New Jersey 07059

Attention: Dr. Ryan Saadi

Email: ryan.saadi@tevogen.com

with copies (which shall not constitute notice) to:

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

Attn: William Intner and Nick Hoover

Telephone No.: (410) 659-2778; (410) 659-2790

Email: william.intner@hoganlovells.com; nick.hoover@hoganlovells.com if to a Company Holder, to the Company Holder at the physical or email address set forth opposite the Company Holder’s name on Schedule 1-A.

if to the Sponsor or a Sponsor Holder, as applicable, to:

SSVK Associates, LLC

8911 Regents Park Drive, Suite 550

Tampa, FL, 33647

Attention: Suren Ajjarapu

Email: suren@semperparatusspac.com

with a copy (which shall not constitute notice) to:

Attn: Andrew M. Tucker

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

Email: Andy.Tucker@nelsonmullins.com

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if to the Original Sponsor, to:

Semper Paratus Sponsor LLC

767 Third Avenue, 37th Floor

New York, New York 10017

Attention: Jeff Rogers

Email: yabjar@yahoo.com

3.7 Governing Law; Waiver of Jury Trial; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware. Each party hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court therein in connection with any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH PARTY TO THIS REGISTRATION RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each Party agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

3.8 Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

3.9 Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) to the extent that any of the Registrable Securities constitute “restricted securities” as defined in Rule 144, the Company shall place customary restrictive legends substantially in the form set forth below on the certificates or book entries representing the Registrable Securities subject to this Agreement.

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THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, DATED FEBRUARY 14, 2024 (THE “REGISTRATION RIGHTS AGREEMENT”), BY AND AMONG SEMPER PARATUS ACQUISITION CORPORATION, A DELAWARE CORPORATION, AND CERTAIN OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY PARTY MAKING A BONA FIDE REQUEST THEREFOR) AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL ANY CONDITIONS CONTAINED IN THE REGISTRATION RIGHTS AGREEMENT, IF ANY, HAVE BEEN FULFILLED.

3.10 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 3.1 hereof, the Company may make any person or entity who has or acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed Joinder from such Additional Holder. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

3.11 No Third-Party Liabilities. This Agreement may only be enforced against the named parties hereto (and their transferees). All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties hereto (and their transferees), as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Agreement on behalf of a Party hereto), unless a Party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

SEMPER PARATUS ACQUISITION CORPORATION

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Chief Executive Officer

SSVK ASSOCIATES, LLC

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Managing Member

SEMPER PARATUS SPONSOR LLC

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	Managing Member, Semper Paratus LLC

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

Sponsor Holders:

Surendra Ajjarapu

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

Company Holders:

/s/ Ryan Saadi, M.D., M.P.H.
Ryan Saadi, M.D., M.P.H.

/s/ Kirti Desai
Kirti Desai

/s/ Neal Flomenberg, M.D.
Neal Flomenberg, M.D.

[Signature Page to Registration Rights Agreement]

Schedule 1-A

Company Holders

Company Holder	Address	Email Address
Ryan Saadi, M.D., M.P.H.
Kirti Desai
Neal Flomenberg, M.D.

[Schedule 1-A]

Schedule 1-B

Sponsor Holders

1. Surendra Ajjarapu

[Schedule 1-B]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Registration Rights Agreement made as of [_______], is between [__________] (“Transferor”) and [______________] (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Registration Rights Agreement, dated as of February 14, 2024, by and among Semper Paratus Acquisition Corporation and certain other parties thereto (the “Registration Rights Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Registration Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Registration Rights Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Registration Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Registration Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Registration Rights Agreement.

Section 1.4 Notice. All notices, demands and other communications to be given or delivered under the Registration Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 1.4, notices, demands and other communications shall be sent to the addresses set forth on such party’s signature page hereto.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the Law of the State of Delaware.

Section 1.6 Third Party Beneficiaries. The Company, the Sponsor, the Original Sponsor and the other persons party to the Registration Rights Agreement are intended third party beneficiaries of this Joinder and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms. Except as provided in the immediately preceding sentence, nothing in this Agreement is intended to, nor shall be constructed to, confer upon any other person any rights or remedies hereunder.

Section 1.7 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices:

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